Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124977 on Form S-1, as amended, and Registration Statement No. 333-134989 on Form S-8 of our report dated December 7, 2006, relating to the financial statements of Haynes International, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s application of AICPA Statement of Position, 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, and an explanatory paragraph regarding the Company’s change of accounting for share-based payments as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment), and our report dated December 7, 2006 relating to management’s report on the effectiveness of internal control over financial reporting of Haynes International, Inc., both appearing in this Annual Report on Form 10-K of Haynes International, Inc. for the year ended September 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

December 7, 2006